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                                                                  EXHIBIT 10.5.1

                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of the 27th day of May, 1999, by and between EDUTREK INTERNATIONAL, INC., a Georgia corporation ("Borrower"), the undersigned Guarantors party hereto (the "Guarantors") and FIRST UNION NATIONAL BANK ("Lender").


                              W I T N E S S E T H:


         WHEREAS, Borrower and Lender are a party to that certain Credit Agreement, dated as of March 25, 1999 (the "Credit Agreement") pursuant to which Lender made available to Borrower a $10,000,000 revolving line of credit (the "Original Line of Credit"); and

         WHEREAS, Borrower has requested that Lender make available revolving credit loans in excess of the amount permitted by the Original Line of Credit and Lender, subject to the terms and conditions hereof, has agreed to such request;

         NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Credit Agreement.

         2. AMENDMENTS. Subject to the conditions contained herein, the Credit Agreement is hereby amended as follows:

                           2.1. DEFINITION OF AVAILABLE COMMITMENT. The definition of "Available Commitment" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety, and substituting in lieu thereof a new definition, to read as follows:

                           "Available Commitment" means at any time, an amount
                  equal to the excess, if any, of (a) the aggregate amount of the Commitment over (b) the sum of (i) the outstanding principal amount of the Loans plus (ii) the outstanding principal or face amount of the L/C Obligations.

                           2.2. DEFINITION OF COMMITMENT. The definition of "Commitment" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety, and substituting in lieu thereof a new definition, to read as follows:
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                           "Commitment" means collectively, the Facility A
                  Commitment and the Facility B Commitment.

                           2.3. DEFINITION OF CREDIT FACILITY. The definition of "Credit Facility" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety, and substituting in lieu thereof a new definition, to read as follows:

                           "Credit Facility" means, unless limited by a
                  reference to a specific facility, each of the revolving credit facilities established pursuant to Article 2 hereof and the letter of credit facility established pursuant to Article 3 hereof.

                           2.4. DEFINITION OF LEVERAGE RATIO. The definition of "Leverage Ratio" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety, and substituting in lieu thereof a new definition, to read as follows:

                           "Leverage Ratio" means, for Borrower and its
                  consolidated Subsidiaries at any date of determination thereof, the ratio of (a) Funded Debt of Borrower and its consolidated Subsidiaries as of such date of determination, to
                  (b) EBITDA of Borrower and its consolidated Subsidiaries for the twelve (12) month period ending on or most recently ended prior to such date, determined in each case on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

                           2.5. DEFINITION OF LOAN. The definition of "Loan" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety, and substituting in lieu thereof a new definition, to read as follows:

                           "Loan" means any revolving loan made to the Borrower
                  pursuant to Section 2.1, whether a Facility A Loan or a Facility B Loan, and all such Loans collectively as the context requires.

                           2.6. DEFINITION OF LOAN DOCUMENTS. The definition of "Loan Documents" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety, and substituting in lieu thereof a new definition, to read as follows:

                           "Loan Documents" means, collectively, this Agreement,
                  the Facility A Note, the Facility B Note, any Hedging Agreement executed by Lender or any of its Affiliates, the Applications, the Security Documents and each other document, instrument and agreement executed and delivered by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

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                           2.7. DEFINITION OF NOTE. The definition of "Note"
         contained in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety, and substituting in lieu thereof a new definition, to read as follows:

                           "Note" means, collectively, the Facility A Note and
                  the Facility B Note.

                           2.8. NEW DEFINITIONS. Section 1.1 of the Credit Agreement is hereby further amended by adding thereto in appropriate alphabetical order the following new definitions:

                            "Capital Expenditures" means, with respect to any
                  Person, for any period of calculation thereof, all expenditures made and liabilities incurred for the acquisition of assets during such period which are not, in accordance with GAAP, treated as expense items for such Person in such period or as a prepaid expense applicable to a future period or periods.

                           "Facility A" means the Credit Facility established
                  pursuant to Section 2.1(a) hereof

                           "Facility A Commitment" means the obligation of the
                  Lender to make Loans to, or to issue Letters of Credit for the account of, the Borrower pursuant to Section 2.1(a) hereof in an aggregate principal at any time outstanding not to exceed $10,000,000, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

                           "Facility A Loan" means any revolving loan made to
                  the Borrower pursuant to Section 2.1(a), and all such Loans collectively as the context requires.

                           "Facility A Note" means the Revolving Credit Note
                  made by the Borrower payable to the order of the Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Facility A Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

                           "Facility B" means the Credit Facility established
                  pursuant to Section 2.1(b) hereof

                           "Facility B Commitment" means the obligation of the
                  Lender to make Loans to the Borrower pursuant to Section 2.1(b) hereof in an aggregate principal at any time outstanding not to exceed during the applicable periods set forth below, the amount set forth below in respect of each such period:

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         PERIOD:                                       FACILITY AMOUNT
         First Amendment Effective                        $  650,000
         Date - 05/31/99
         06/01/99 - 06/30/99                              $2,800,000
         07/01/99 - 08/31/99                              $3,300,000
         09/01/99 - 09/30/99                              $2,800,000
         10/01/99 - 10/31/99                              $2,300,000
         11/01/99 - 12/30/99                              $1,300,000
         Thereafter                                       $        0

                  as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

                           "Facility B Loan" means any revolving loan made to
                  the Borrower pursuant to Section 2.1(b), and all such Loans collectively as the context requires.

                           "Facility B Note" means the Revolving Credit Note
                  made by the Borrower payable to the order of the Lender, substantially in the form of Exhibit B-2 hereto, evidencing the Facility B Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

                           "Facility B Termination Date" means the earliest of
                  (a) December 31, 1999, (b) the date of termination by the Borrower pursuant to Section 2.5(a), (c) the Termination Date; and (d) the date of termination by the Lender pursuant to
                  Section 11.2(a).

                           "First Amendment" shall mean that certain First
                  Amendment to Credit Agreement, dated as of May 27, 1999, between Borrower and Lender.

                           "First Amendment Effective Date" shall mean that date
                  on which all of the conditions precedent set forth in Section 3 of the First Amendment have been satisfied and the First Amendment has become effective.

                           2.9. REVOLVING LOANS. Section 2.1 of the Credit Agreement is hereby amended by deleting such section in its entirety, and substituting in lieu thereof a new Section 2.1, to read as follows:

                           SECTION 2.1.  Revolving Credit Loans.

                                    (a) Facility A Loans. Subject to the terms
                  and conditions of this Agreement, Lender agrees to make Facility A Loans to


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                  the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.2 provided, that (i) the aggregate principal amount of all outstanding Facility A Loans (after giving effect to any amount requested), when aggregated with the outstanding principal amount of the L/C Obligations, shall not exceed the Facility A Commitment and
                  (ii) the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested), when aggregated with the outstanding principal amount of the L/C Obligations, shall not exceed the aggregate amount of the Commitments. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Facility A Loans hereunder until the Termination Date.

                                    (b) Facility B Loans. Subject to the terms
                  and conditions of this Agreement, Lender agrees to make Facility B Loans to the Borrower from time to time from the First Amendment Effective Date through the Facility B Termination Date as requested by the Borrower in accordance with the terms of Section 2.2 provided, that (i) the aggregate principal amount of all outstanding Facility B Loans (after giving effect to any amount requested) shall not exceed the Facility B Commitment as then in effect and (ii) the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested), when aggregated with the outstanding principal amount of the L/C Obligations, shall not exceed the aggregate amount of the Commitments. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Facility B Loans hereunder until the Facility B Termination Date. The Borrower may not borrow any Facility B Loans unless and until Facility A has been fully drawn.

                           2.10. REPAYMENT OF LOANS. The Credit Agreement is hereby further amended by deleting Section 2.3 thereof in its entirety and by substituting therefor a new Section 2.3 to read as follows:

                  SECTION 2.3 Repayment of Loans.

                           (a) Repayment of Facility A Loans. The Borrower shall repay the outstanding principal amount of all Facility A Loans in full, together with all accrued but unpaid interest thereon, on the Termination Date.

                           (b) Repayment of Facility B Loans. The Borrower shall repay the Facility B Loans (i) on the date of any reduction in the Facility B Commitment, to the extent the principal amount of the outstanding Facility B Loans exceeds the Facility B Commitment, giving effect to such reduction and
                  (ii) in full, on the Facility B Termination Date.

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                           (c)  Optional Repayments. The Borrower may at any
                  time and from time to time repay the Loans, in whole or in part, upon delivery of notice, in the form attached hereto as Exhibit D (a "Notice of Prepayment") specifying the date and amount of repayment; provided, however, that except as provided in Section 3.1 hereof, no Facility A Loans may be repaid until the outstanding Facility B Loans have been repaid in full. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of at least $100,000 or a whole multiple of $10,000 in excess thereof.

                           2.11. NOTES. The Credit Agreement is hereby amended by deleting Section 2.4 thereof in its entirety, and substituting in lieu thereof the following new Section 2.4 to read as follows:

                         SECTION 2.4.  Notes.

                                 (a) The Facility A Loans and the obligation
                  of the Borrower to repay the Facility A Loans shall be evidenced by a Facility A Note executed by the Borrower payable to the order of the Lender representing the Borrower's obligation to pay the Facility A Commitment or, if less, the aggregate unpaid principal amount of all Facility A Loans made and to be made to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. The Facility A Note shall be dated the date of issuance thereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

                                 (b) The Facility B Loans and the obligation
                  of the Borrower to repay the Facility B Loans shall be evidenced by a Facility B Note executed by the Borrower payable to the order of the Lender representing the Borrower's obligation to pay the Facility B Commitment or, if less, the aggregate unpaid principal amount of all Facility B Loans made and to be made to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. The Facility B Note shall be dated the First Amendment Effective Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in
                  Section 4.1.

                           2.12. COMMITMENT REDUCTION. The Credit Agreement is hereby amended by deleting Section 2.5 thereof in its entirety, and substituting in lieu thereof the following new Section 2.5 to read as follows:

                         SECTION 2.13  Permanent Reduction of the Commitment.


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                           (a)   The Borrower shall have the right at any time
                  and from time to time, upon at least five (5) Business Days prior written notice to the Lender, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, either the Facility A Commitment or the Facility B Commitment in an aggregate principal amount not less than $100,000 or any whole multiple of $10,000 in excess thereof.

                           (b) Each permanent reduction permitted or required pursuant to this Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the sum of the aggregate outstanding Facility A Loans plus the outstanding L/C Obligations after such reduction to the Facility A Commitment as so reduced and/or to reduce the sum of the aggregate outstanding Facility B Loans after such reduction to the Facility B Commitment as so reduced. Any reduction of the Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Lender for all L/C Obligations).

                           2.14. LETTERS OF CREDIT. The Credit Agreement is hereby amended by deleting Section 3.1 thereof in its entirety, and substituting in lieu thereof the following new Section 3.1 to read as follows:

                           SECTION 3.1 L/C Commitment. Subject to the terms and
                  conditions hereof, the Lender agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by the Lender; provided, that the Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment, (b) the Available Commitment would be less than zero or (c) the sum of the aggregate amount of the L/C Obligations and the aggregate principal amount of the Facility A Loans would exceed the Facility A Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $10,000, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Lender, which date shall be no later than the Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Georgia. The Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Lender to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires. All Letters of Credit will be issued under

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                  Facility A. In the event Borrower requests a Letter of Credit at a time when Facility A is fully utilized but Facility B is unutilized in an amount equal to or greater than the amount of the Letter of Credit requested, then simultaneously with its request for such Letter of Credit Borrower shall be deemed to have requested a Facility B Loan in a principal amount equal to the Letter of Credit requested. Such Facility B Loan shall be made simultaneously with the issuance of such Letter of Credit and the proceeds of such Facility B Loans shall be used to prepay the outstanding Facility A Loans to the extent necessary to allow such Letter of Credit to be issued.

                           2.15. LETTER OF CREDIT REIMBURSEMENT. The Credit Agreement is hereby amended by deleting the last sentence of Section
         3.4 thereof in its entirety, and substituting in lieu thereof the following new sentence to read as follows:

                  If the Borrower fails to timely reimburse the Lender on the date the Borrower receives the notice referred to in this
                  Section 3.4, the Borrower shall be deemed to have timely given a Notice of Borrowing hereunder to the Lender requesting a Facility A Loan on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article 5, the Lender shall make a Facility A Loan in such amount, the proceeds of which shall be applied to reimburse the Lender for the amount of the related drawing and costs and expenses.

                           2.16. INTEREST. Section 4.1 of the Credit Agreement is hereby amended by deleting subsections (a), (b) and (c) thereof in their entirely and substituting in lieu thereof new subsections (a),
         (b) and (c) to read as follows:

                           (a) Interest Rate. Subject to the provisions of this Section 4.1, (i) the aggregate principal amount of the Facility A Loans or any portion thereof shall bear interest at the LIBOR Market Index Rate plus 2.75%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate and (ii) the aggregate principal amount of the Facility B Loans shall bear interest at the Base Rate plus 2.00%, as that rate may change from day to day in accordance with changes in the Prime Rate or the Federal Funds Rate.

                           (b) Circumstances Affecting LIBOR Market Index Rate Availability. If the Lender shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Lender, then the Lender shall forthwith give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, the aggregate principal

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                  amounts of the Facility A Loans or any portion thereof, shall bear interest at the Base Rate.

                           (c)   Laws Affecting LIBOR Market Index Rate
                  Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for the Lender to quote or maintain Loans based on the LIBOR Market Index Rate, the Lender shall promptly give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, the aggregate principal amounts of the Facility A Loans or any portion thereof, shall bear interest at the Base Rate.

                           2.17. CERTIFICATION. Section 6.1 of the Credit Agreement is hereby amended by adding at the end thereof a new subsection (aa) to read as follows:

                           (aa) CERTIFICATION. The schools operated by Borrower and its Subsidiaries (i) have been accredited by the Southern Association of Colleges and Schools or other accrediting agency approved by the United States Department of Education ("DOE"); (ii) have been provisionally certified by the DOE for participation in the financial assistance programs under Title IV of the Higher Education Act of 1965, as amended (the "Title IV Programs") and (iii) are eligible in all other respects for participation in the Title IV Programs. Borrower knows of no reason why it will not be given full certification by the DOE for participation in the Title IV Programs prior to the expiration of such provisional certification. Borrower has not received any notice of any termination of such accreditation, certification or eligibility and knows of no event or condition which would provide a basis for the termination of such accreditation, certification or eligibility.

                           2.18. INTERIM FINANCIAL STATEMENTS. Section 7.1 of the Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and by substituting therefor a new subsection
         (a) to read as follows:

                           (a) Monthly Financial Statements. As soon as practicable and in any event within twenty-five (25) days after the end of each month, unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of such month and unaudited consolidated and consolidating statements of operations and cash flows for the month then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in


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                  comparative form the corresponding figures for the preceding
                  Fiscal Year and prepared by the Borrower in accordance with GAAP (except as to the absence of footnotes) and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

                           2.19. MONTHLY CASH FLOW PROJECTION. Section 7.1 of the Credit Agreement is hereby further amended by added at the end thereof a new subsection (d) to read as follows:

                           (d) Cash Flow Projection. So long as the Facility B Commitment is in effect or any Facility B Loans remain outstanding, not later than the twenty-fifth (25th) day of each month, an updated cash flow projection for the month immediately following such month.

                           2.20. LEVERAGE RATIO. Section 9.3 of the Credit Agreement is hereby amended by deleting such Section in its entirety, and substituting in lieu thereof a new Section 9.3 to read as follows:

                           SECTION 9.3 Leverage Ratio. Permit Borrower's
                  Leverage Ratio to be more than (a) 6.15 to 1.00 for the fiscal quarter of Borrower ending December 31, 1999 or (b) 2.50 to
                  1.00 as of the last day of any fiscal quarter thereafter.

                           2.21. RATIO OF ACTUAL TO BUDGETED REVENUES. Section
         9.5 of the Credit Agreement is hereby amended by deleting such Section in its entirety, and substituting in lieu thereof a new Section 9.5, to read as follows:

                           SECTION 9.5. Ratio of Actual to Budgeted Revenues.
                  For the period from the First Amendment Closing Date to and including December 31, 1999, permit Borrower's Revenues for each month to be less than ninety-five percent (95%) of the revenues budgeted by Borrower for such fiscal quarter in the budget set forth on Schedule 9.5 hereto.

                           2.22. ADDITIONAL FINANCIAL COVENANTS. The Credit Agreement is hereby further amended by adding at the end of Article 9 thereof new Sections 9.7 and 9.8 to read as follows:

                           SECTION 9.7. Capital Expenditures. Permit the Capital
                  Expenditures made or committed to by Borrower and its Subsidiaries during the period from


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                  May 1, 1999 to and including December 31, 1999 to exceed
                  $5,750,000, determined on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

                           SECTION 9.8. Accounts Payable. Permit at any time
                  more than ten percent (10%) of the aggregate amount of the trade accounts payable of Borrower and its Subsidiaries to remain unpaid more than sixty (60) days from the date of the invoice therefor, determined on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

                           2.23. LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS.
         Section 10.6 of the Credit Agreement is hereby amended by deleting "; and" at the end of subsection (b) thereof, by substituting a period therefor and by deleting subsection (c) thereof in its entirety.

                           2.24. FORM OF NOTES. The Credit Agreement is hereby further amended by deleting Exhibit A attached thereto, and substituting in lieu thereof new Exhibits A-1 and A-2 in the forms of Exhibit A-1 and A-2 attached hereto, respectively.

                           2.25. FORM OF OFFICER'S CERTIFICATE. The Credit Agreement is hereby further amended by deleting Exhibit E attached thereto, and substituting in lieu thereof a new Exhibit E in the form of Exhibit E attached hereto.

                           2.26. BUDGET. The Credit Agreement is hereby further amended by deleting Schedule 9.5 attached thereto, and substituting in lieu thereof a new Schedule 9.5 in the form of Schedule 9.5 attached hereto.

         3. CONDITIONS PRECEDENT. The amendments and consents contained herein, shall not become effective unless and until the Lender shall have received each of the following instruments, documents and agreements:

                  (a) this Amendment, duly executed and delivered by the Borrower and each Guarantor;

                  (b) the Facility A Note and the Facility B Notes, duly executed and delivered by the Borrower;

                  (c) a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Lender, to the effect that all representations and warranties of the Borrower contained in the Credit Agreement, this Amendment and the other Loan Documents are true, correct and complete; that giving effect to this Amendment the Borrower is not in violation of any of the covenants contained in the Credit Agreement and the other Loan Documents; and that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

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                  (d)  a certificate of the secretary or assistant secretary of each Credit Party certifying that (i) the certificate or articles of incorporation and by-laws of such Credit Party, or the comparable organizational documents of such Credit Party, have not been amended, modified or supplemented since the Closing Date and (ii) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and the other Amendment Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing the Amendment Documents to which it is a party.

                  (e) favorable opinions of counsel to the Borrower and the Guarantors addressed to the Lender with respect to the Borrower, the Guarantors, this Amendment, the Loan Documents and such other matters as the Lender shall reasonably request.

                  (f) such other instruments, documents and agreements as the Lender may reasonably request.

         4. ARRANGEMENT FEES. In consideration of Lender entering into this Amendment, Borrower hereby agrees to pay the following arrangement fees to
Lender:

                  4.1. FIXED ARRANGEMENT FEE. Borrower agrees to pay a fixed arrangement fee equal to $250,000 payable on the earlier to occur of
         (a) the termination of the Credit Agreement and the repayment of the Obligations in full and (b) January 3, 2000. Borrower and each Guarantor hereby acknowledges and agrees that such fee has been fully earned by Lender, is non-refundable and is irrevocably payable on the due date thereof without offset, deduction, counterclaim.

                  4.2. CONTINGENT ARRANGEMENT FEE. Borrower also agrees to pay a contingent arrangement fee equal to the lesser of (a) $250,000 and (b) 0.50% of the increase in the Market Capitalization (as such term is hereinafter defined) of Borrower between the date hereof and the earlier of (i) December 31, 1999 and (ii) the date the Credit Agreement is terminated and the Obligations are repaid in full, payable on the earlier of January 3, 2000 and the date of such termination and repayment. As used herein, "Market Capitalization" as of any date shall be an amount equal to the number of issued and outstanding shares of capital stock of Borrower multiplied by the average closing price of Borrower's Class A Common Stock for the 20 consecutive date period ending on the day immediately preceding such date.

         5. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The Borrower and each of the Guarantors (individually a `Credit Party and collectively, the "Credit Parties") hereby jointly and severally represent and warrant to the Lender that
(a) all of Credit Parties' representations and warranties contained in the Credit Agreement, the other Loan Documents and this Amendment are true and correct on and as of the date of this Amendment (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (b) no Default or Event of Default has occurred and is continuing as of such date under any Loan Document; (c) each Credit Party has the power and authority to enter into this Amendment and the instruments, documents and agreements executed and delivered pursuant hereto or in connection herewith (the "Amendment Documents") and to perform all of its obligations hereunder and thereunder; (d) the execution, delivery and performance of this Amendment and the Amendment Documents have been duly authorized by all necessary corporate or partnership action on the part of each Credit Party; (e) this Amendment and the Amendment Documents are the legal, valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies; and (f) the execution and delivery of this Amendment and the Amendment Documents and performance thereof by the Credit Parties do not and will not violate the Certificate or Articles of Incorporation, By-laws or other organizational documents of any Credit Party and do not and will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to any Credit Party or its properties.

         6.       REAFFIRMATION OF LOAN DOCUMENTS.

                  (a) Each of the Credit Parties other than American European acknowledges and agrees that the portion of the Obligations of Borrower arising under Facility B or under this Amendment, including, but not limited to, the Facility B Loans:

                      (i) are included in the "Guaranteed Obligations," as such term is defined in the Guaranty, and are guaranteed by the Guaranty;

                      (ii) are included in the "Secured Obligations," as such term is defined in the Security Agreement, and are secured by the Security Agreement;

                      (iii) are included in the "Secured Obligations," as
                  such term is defined in the Pledge Agreement, and are secured by the Pledge Agreement;

                  (b) Lender, American European and the other Credit Parties agree that the obligations of American European under the Guaranty, Security Agreement and Pledge Agreement are limited to that portion of the Obligations arising under Facility A or otherwise arising out of the Credit Agreement and the Loan Documents but not arising out of the Facility B.

                  (c) Each of the Credit Parties hereby reaffirms its obligations under the Loan Documents, and acknowledges and agrees that each of the Loan Documents to which such Credit Party is a party, and the obligations of such Credit Party thereunder, remain in full force and effect, without release, diminution or impairment, notwithstanding the execution and delivery of this Amendment or any other agreement, document or instrument in connection therewith and notwithstanding the limitation of American European's liability pursuant to the forgoing
         Section 6(b).

         7. EXPENSES. The Credit Parties, jointly and severally, agree to pay, immediately upon demand by the Lender, all costs, expenses, reasonable attorneys' fees and other charges and expenses actually incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Agreement and any other instrument, document, agreement or amendment executed in connection with this Agreement.

         8. DEFAULTS HEREUNDER. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to serve or comply with any term or agreement contained herein shall constitute an Event of Default under the Credit Agreement and the Lender shall be entitled to exercise all rights and remedies it may have under the Credit Agreement, any other documents executed in connection therewith and applicable law.

         9. REFERENCES. All references in the Credit Agreement and the Loan Documents to the Credit Agreement shall hereafter be deemed to be references to the Credit Agreement as amended hereby and as the same may hereafter be amended from time to time.

         10. LIMITATION OF AGREEMENT. Except as especially set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Credit Agreement, each of which is hereby ratified and reaffirmed and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

         11. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together will be deemed to be but one and the same agreement.

         12. FURTHER ASSURANCES. Borrower agrees to take such further action as the Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Credit Agreement.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, without regard to principles of conflicts of law.

         15. NO CLAIM. Each Credit Party hereby represents, warrants, acknowledges and agrees to and with the Lender that as of the date hereof (a) such Credit Party neither holds nor claims any right of action, claim, cause of action or damages, either at law or in equity, against the Lender, its officers, directors, agents, employees or Affiliates, or any of them, which arises from, may arise from, allegedly arise from, are based upon or are related in any manner whatsoever to the Credit Agreement and the Loan Documents or which are based upon acts or omissions of the Lender, any such officer, director, agent, employee or Affiliate of Lender, or any of them, in connection therewith and (b) the Obligations are absolutely owed to the Lender, without offset, deduction or counterclaim.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first written above.

                                               CREDIT PARTIES:

                                               BORROWER:

[CORPORATE SEAL]                               EDUTREK INTERNATIONAL, INC.

                                               By:
                                                  Name:
                                                  Title:

                                    GUARANTORS:

[CORPORATE SEAL]                    EDUTREK SYSTEMS, INC.

                                    By:
                                       ----------------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]                    AMERICAN INTERCONTINENTIAL
                                    UNIVERSITY, INC.

                                    By:
                                       Name:
                                       Title:

[CORPORATE SEAL]                    AMERICAN COLLEGE IN LONDON, LTD, U.S.


                                    By:
                                       Name:
                                       Title:

[CORPORATE SEAL]                    AMERICAN EUROPEAN MIDDLE EAST
                                    CORPORATION, LLC


                                    By:  American College in London, Ltd., U.S.


                                         By:
                                            Name:
                                            Title:


                       (signatures continued on next page)

                    (signatures continued from previous page)

                            LENDER:

                            FIRST UNION NATIONAL BANK


                            By:
                               -------------------------------------
                               Name:
                               Title:



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